UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 25, 2006
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-14471	52-1574808
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
8125 North Hayden Road
Scottsdale, Arizona 85258-2463
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
EX-10.1
EX-10.2
EX-10.3
EX-10.4

Item 1.01. Material Definitive Agreement.
     Medicis Pharmaceutical Corporation (the “Company”) has entered into an employment agreement (“Employment Agreement”) with each of the executive officers listed in the table below (the “Executive”). Under the terms of the Employment Agreement, the Executive will receive annual base compensation and be eligible to receive annual cash bonuses based on a target bonus of not less than the percentage of the Executive’s base compensation, as listed in the table below. Cash bonuses will be awarded based on the Company’s achievement of certain operating, financial or other corporate goals established by the Company’s Board of Directors or its Compensation Committee. The Executive is also entitled to participate in the Company’s employee plans and benefits on the same basis as other executive-level employees of the Company.

		Base	Target
Executive	Title	Compensation	Bonus %
Mark A. Prygocki, Sr.	Executive Vice President, Chief Financial Officer and Treasurer	$496,000	75%
Mitchell S. Wortzman, Ph.D.	Executive Vice President and Chief Scientific Officer	$380,800	75%
Richard J. Havens	Executive Vice President, Sales and Marketing	$448,000	75%
Jason D. Hanson	Executive Vice President, General Counsel and Corporate Secretary	$430,000	50%
The base compensation and target bonus amounts set forth in the above table reflect the current compensation amounts payable to such executives as disclosed in the Company’s proxy statement for its 2006 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 13, 2006. Such executive officers’ base compensation and target bonus amounts were not modified in connection with the execution of the employment agreements.
     In the event of a termination of the Executive’s employment by the Company due to death or disability, the Company shall pay such Executive, as a single severance payment, one year’s base compensation. In the event of termination of the Executive’s employment “Without Cause” or by the Executive “For Good Reason” (as such terms are defined in the Employment Agreement), the Company shall pay such Executive, as a single severance payment, the sum of (i) two times the highest rate of such Executive’s annual base compensation in effect during the three years preceding the effective date of termination, (ii) two times the highest annual bonus received by such Executive for a twelve month fiscal or twelve month bonus year in the three years preceding the effective date of termination, and (iii) a prorated bonus for the year in which the termination occurs based on the annual bonus most recently paid to the Executive. In addition to these severance amounts, all unvested stock options and restricted stock held by the Executive will immediately vest as of the date of termination. Executives eligible to receive these severance benefits will also receive, in a lump sum payment, an amount equal to two years of applicable COBRA premiums. In the case of Mr. Hanson, he would be entitled to receive three times his annual base salary and annual bonus (as more fully described above) and a payment equal to three years of applicable COBRA premiums if a specified event occurs within the first two years of his employment.
     The foregoing description of the Employment Agreements is qualified in its entirety by reference to the Employment Agreements for each of the Executives, attached as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
10.1	Employment Agreement, dated July 25, 2006, between the Company and Mark A. Prygocki, Sr.

10.2	Employment Agreement, dated July 25, 2006, between the Company and Mitchell S. Wortzman, Ph.D.

10.3	Employment Agreement, dated July 25, 2006, between the Company and Richard J. Havens

10.4	Employment Agreement, dated July 27, 2006, between the Company and Jason D. Hanson

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICIS PHARMACEUTICAL CORPORATION

Date: July 31, 2006	By:	/s/ Mark A. Prygocki Mark A. Prygocki, Sr.
Executive Vice President, Chief Financial Officer
and Treasurer

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Index to Exhibits
Exhibits

10.1	Employment Agreement, dated July 25, 2006, between the Company and Mark A. Prygocki, Sr.

10.2	Employment Agreement, dated July 25, 2006, between the Company and Mitchell S. Wortzman, Ph.D.

10.3	Employment Agreement, dated July 25, 2006, between the Company and Richard J. Havens

10.4	Employment Agreement, dated July 27, 2006, between the Company and Jason D. Hanson

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